Exhibit 99.1
PRESS RELEASE

CMC Materials Receives Favorable ITC Initial Determination Finding a Violation by DuPont in Patent Infringement Dispute

AURORA, IL, July 9, 2021 – CMC Materials, Inc. (Nasdaq: CCMP) (“CMC”), a leading global supplier of consumable materials primarily to semiconductor manufacturers, today announced a ruling in litigation related to the company’s intellectual property. The litigation against DuPont de Nemours, Inc. and several DuPont subsidiaries (collectively, “DuPont”) involves DuPont’s importation, sale, and marketing in the United States of certain chemical mechanical planarization (“CMP”) slurries and components thereof, including acidic slurries for polishing dielectrics, which have now been found to infringe a patent owned by CMC that is fundamental to advanced dielectric CMP slurries.

More specifically, an Administrative Law Judge at the United States International Trade Commission has issued an initial determination and found that DuPont infringes CMC’s patent rights and has violated United States trade laws in importing infringing slurry products and components into the United States. The findings of the Administrative Law Judge will now be reviewed by the International Trade Commission. If the findings are confirmed, United States Customs and Border Protection will prohibit from importation into the United States DuPont’s infringing slurry products and components thereof. Notice of the Administrative Law Judge's determination can be found at www.usitc.gov.

"We are pleased with the Administrative Law Judge’s favorable initial determination finding infringement by DuPont’s slurry products at issue in this case," said H. Carol Bernstein, Vice President, Secretary and General Counsel. "We remain committed to the enforcement of our intellectual property and protection of our significant investment in patent-protected research and development."

ABOUT CMC MATERIALS, INC.

CMC Materials, Inc., headquartered in Aurora, Illinois, is a leading global supplier of consumable materials primarily to semiconductor manufacturers. The company’s products play a critical role in the production of advanced semiconductor devices, helping to enable the manufacture of smaller, faster and more complex devices by its customers. CMC Materials, Inc. is also a leading provider of performance materials to pipeline operators. The company's mission is to create value by delivering high-performing and innovative solutions that solve its customers’ challenges. The company has approximately 2,100 employees globally. For more information about CMC Materials, Inc., visit www.cmcmaterials.com, or contact Colleen Mumford, Vice President, Communications and Marketing, at 630-499-2600.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements, which address a variety of subjects including, for example, future sales and operating results; growth or contraction, and trends in the industries and markets in which the company participates such as the semiconductor, and oil and gas, industries; the acquisition of, investment in, or collaboration with other entities, and the expected benefits and synergies of such acquisitions; divestment or disposition, or cessation of investment in certain, of the company’s businesses; new product introductions; development of new products, technologies and markets; product performance; the financial conditions of the company's customers; the competitive landscape that relates to the company’s business; the company's supply chain; natural disasters; various economic or political factors and international or national events, including related to global public health crises such as the COVID-19 pandemic, and the enactment of trade sanctions, tariffs, or other similar matters; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property or third party intellectual property; environmental, health and safety laws and regulations, and related compliance; the operation of facilities by the company; the company's management; foreign exchange fluctuation; the company's current or future tax rate, including the effects of changes to tax laws in the jurisdictions in which the company operates; cybersecurity threats; financing facilities and related debt, pay off or payment of principal and interest, and compliance with covenants and other terms; and, uses and investment of the company's cash balance, including dividends and share repurchases, which may be suspended, terminated or modified at any time for any reason by the company, based on a variety of factors. Statements that are not historical facts, including statements about CMC Materials’ beliefs, plans and expectations, are forward-looking statements. Such statements are based on current expectations of CMC Materials’ management and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. For information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to CMC Materials’ filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in CMC Materials’ Annual Report on Form 10-K for the fiscal year ended September 30, 2020 filed on November 17, 2020. Except as required by law, CMC Materials undertakes no obligation to update forward-looking statements made by it to reflect new information, subsequent events or circumstances.

Contact:
Colleen Mumford
Vice President, Communications and Marketing
CMC Materials, Inc.
(630) 499-2600